EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-33693, No. 333-82205 and No. 333-105726 on Form S-8 of our report dated June 22, 2012 relating to the financial statements and financial statement schedule of Williams-Sonoma, Inc. appearing in this Annual Report on Form 11-K of the Williams-Sonoma, Inc. 401(k) Plan for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 22, 2012